Exhibit 99.1

NanoVibronix Issues Letter to Shareholders

ENvue® Feeding Tube Placement System Identified as Core Growth Platform

Strategic Rebranding and Name Change to Reflect Company’s Focus on Multi-Billion-Dollar Enteral-Feeding Market

The Company is Considering Strategic Alternatives for Legacy Assets

TYLER, Texas, November 19, 2025—(BUSINESS WIRE)—NanoVibronix, Inc. (NASDAQ: NAOV) (“NanoVibronix” or the “Company”), a medical technology company specializing in non-invasive therapeutic systems, today issued a letter to shareholders, highlighting the Company’s strategic vision, market opportunities and a rebranding initiative.

Dear Shareholders,

Since assuming the role of CEO in June 2025, our team has completed a comprehensive review of our operations, technologies and market opportunities. Throughout this process, our objective has remained clear: to focus on the opportunities that can deliver the greatest long-term value for shareholders and execute on them successfully. It became clear from this review that our ENvue® feeding-tube placement system (“ENvue”), which was merged into NanoVibronix in early 2025, is our strongest and most scalable growth platform. ENvue is 510(k) FDA-cleared, commercially available and already improving clinical workflows and patient outcomes across U.S. hospitals. By providing real-time anatomical navigation, the system assists clinicians in performing enteral-tube placements with greater confidence and efficiency. We believe that ENvue’s ability to deliver live guidance positions it as a modern solution in a large and growing market. In the U.S. alone, the enteral feeding devices market is projected to reach approximately $1.8 billion by 20301, representing meaningful upside potential.

Market Opportunity and Strategic Focus

Our strategy is now focused on scaling hospital utilization, strengthening our commercial footprint and building a comprehensive enteral-feeding ecosystem around ENvue through both internal development and external business development opportunities. The U.S. enteral-feeding market represents a substantial opportunity with more than 5,000 acute care hospitals2 nationwide performing thousands of tube placements daily . Many providers continue to rely on outdated methods, creating a meaningful opportunity for ENvue to accelerate revenue growth and become the standard of care across the country. The following new market opportunities highlight ENvue’s potential as a comprehensive navigation platform, enabling expansion across multiple critical-care procedures and driving sustainable, long-term growth for the company:

●	Pediatrics and pre-term infants – ENVue’s real-time navigation can significantly improve accuracy in vulnerable populations, where even small tube positioning errors can have serious consequences.

●	X-ray navigation overlay - By integrating imaging with electromagnetic mapping, this development aims to provide clinicians with even greater confidence and precision during tube placement. The overlay can streamline procedures, reduce reliance on repeat imaging, enhance safety and efficiency in the hospital setting and may also offer potential cost savings by reducing the need for repeat X-rays.

1 https://www.grandviewresearch.com/horizon/outlook/enteral-feeding-devices-market/united-states

2]https://sccm.org/communications/critical-care-statistics

●	Vascular access - Leveraging the ENvue platform for Peripherally Inserted Central Catheter (PICC) lines and central-line placement expands its applicability beyond enteral feeding.

●	Robotic tube placement - Automation of tube placement through robotic guidance can further improve accuracy, reduce procedural time and enhance patient safety.

Together, these opportunities demonstrate that ENvue is more than a single product. It is a broad navigation-technology platform with the potential to transform multiple critical-care procedures.

Focused Initiatives to Turn Opportunities into Sustainable Revenue Growth

We already have an established customer base of 38 hospitals, providing a strong foundation for expansion and validation. To fully capitalize on the market potential of ENvue, we are implementing a multi-phase roadmap to accelerate adoption and revenue growth and expand hospital penetration.

In addition to commercialization, we continue to invest in targeted research and development programs that support both near-term improvements and longer-term platform expansion including pediatric applications, imaging-overlay technology and vascular-access navigation.

These initiatives are designed to drive measurable sales growth, expand hospital adoption and reinforce ENvue’s position as a next-generation navigation platform in enteral feeding and critical-care procedures.

Corporate Rebranding: ENvue Medical

To reflect our new strategic direction, we are planning to rebrand the company by changing the name from NanoVibronix to ENvue Medical, accompanied by a new NASDAQ ticker symbol.

This rebranding marks a new phase for the company: one defined by precision enteral access, technology-driven growth and clinical excellence.

Strategic Review of Legacy Assets

With ENvue Medical as the foundation for our future, we are actively exploring strategic alternatives for the legacy NanoVibronix technologies. Potential options such as partnerships or divestitures are intended to maximize value while allowing us to focus fully on our core strength in enteral navigation.

Looking Ahead

We are energized by the momentum behind ENvue and confident in our ability to execute. In the coming weeks, we will introduce our Board of Directors following our Annual Meeting on December 4, 2025, announce key additions to our leadership team and share early clinical progress that further validates the impact of ENvue.

Thank you for your continued support as we advance this important transformation.

Warm regards,

Doron Besser, M.D.

Chief Executive Officer

NanoVibronix, Inc.

About NanoVibronix, Inc.

NanoVibronix, Inc. (NASDAQ: NAOV) is a medical technology company advancing both non-invasive and minimally invasive solutions across clinical and home care settings. Headquartered in Tyler, Texas, with research and development in Nesher, Israel, the Company focuses on two distinct technology platforms:

●	Acoustic-based therapeutic technologies, including PainShield® and UroShield®, which utilize proprietary low-intensity surface acoustic wave (SAW) technology. These devices are intended for use in home or care settings and are designed to treat pain, reduce bacterial colonization, and disrupt biofilms.

●	ENvue™ Navigation Platform, developed and operated by ENvue Medical, with offices in Arlington Heights, Illinois, and Tel Aviv, Israel, is a minimally invasive electromagnetic navigation system intended to assist clinicians in placing feeding tubes into the gastrointestinal tract. FDA 510(k) cleared for adult use, ENvue provides real-time bedside visualization of tube movement and supports informed decision-making during the placement procedure. Future platform expansion may include pediatric and vascular access applications.

NanoVibronix aims to advance standards in non-invasive therapy and minimally invasive navigation, with a commitment to patient safety, clinical usability, and technology innovation across a range of healthcare environments.

Forward-Looking Statements

This press release contains “forward-looking statements.” Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential,” or similar words. These forward-looking statements include, but are not limited to: statements regarding the adoption and implementation of ENvue Medical’s platforms, anticipated commercial expansion, growth, scalability and implementation of ENvue Medical’s products, the Company’s proposed name and symbol change, market interest in the Company’s technology, and future expectations for strategic growth. Forward-looking statements are not guarantees of future performance, are based on certain assumptions, and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control and cannot be predicted or quantified; consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation: (i) market acceptance of the Company’s existing and new products; (ii) clinical performance and operational outcomes; (iii) delays or complications in product implementation; (iv) intense competition in the medical device industry; (v) product liability or performance issues; (vi) limitations in manufacturing or supply chain capabilities; (vii) reimbursement limitations; (viii) intellectual property protection; (ix) healthcare regulatory changes in the U.S. and abroad; and (x) the need for additional capital. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (“SEC”), including the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. Investors and security holders are urged to read these documents free of charge at: www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events, or otherwise, except as required by law.

Contact:

Brett Maas, Managing Principal

Hayden IR, LLC

brett@haydenir.com

(646) 536-7331

SOURCE: NanoVibronix, Inc.